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                                                                    EXHIBIT 16.1

                          HOLTZ RUBENSTEIN & CO., LLP

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re: Odyssey Communications, Inc.
           ------------------------------------------

Ladies and Gentlemen:

    We have read the statements made by Odyssey Communications, Inc. (the "Company") under the caption entitled "Change in Independent Auditor" in the Company's Registration Statement on Form S-1 (File No. 333-36449) to be filed with the Securities and Exchange Commission in response to Item 304(a) of Regulation S-K. We agree with the statements concerning our firm made therein by the Company.

                                          Very truly yours,
                                          /s/ Holtz Rubenstein & Co., LLP

                                          Holtz Rubenstein & Co., LLP
                                          Certified Public Accountants

Melville, New York
October 30, 1997